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Exhibit 23.02

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in the Registration Statement on Form S-8 under the Securities Act of 1933 of Paul-Son Gaming Corporation and Subsidiaries ("Paul-Son") of our report dated March 22, 2002 insofar as such report relates to the financial statements of Etablissements Bourgogne et Grasset S.A. for the years ended December 31, 2001 and 2000 which report is contained in the annual report on Form 10-K under the Securities Exchange Act of 1934 of Paul-Son for the year ended December 31, 2002.

Mazars LLP

New York, N.Y.
March 26, 2004

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  Exhibit 23.02